Dryden Short-Term Bond Fund, Inc.
For the period ended 06/30/06
File number 811-5594
SUB-ITEM 77D-1


Supplement dated January 6, 2006 to the
Statements of Additional Information (SAI) of the Funds listed below.

The following language is hereby added to the SAIs of the Funds listed below as a new Subsection to the Section titled "Investment Advisory and Other Services". For Strategic
Partners Mutual Funds, Inc., it will be added as a new
Subsection to the Section titled "Distribution Arrangements".

Payments to Financial Services Firms

As described in the Prospectus, the Manager, Distributor or their affiliates have entered into revenue sharing or other similar arrangements with financial services firms, including affiliates of the Manager. These revenue sharing arrangements are intended to promote the sale of Fund shares or to compensate the financial services firms for marketing or marketing support activities in connection with the sale of Fund shares.

The list below includes the names of the firms (or their affiliated broker/dealers) that the Distributor anticipates, as of September 30, 2005, will receive revenue sharing payments of more than $10,0000 in calendar year 2005 for marketing and product support of the Fund and other JennisonDryden and/or
Strategic Partners funds as described above.

Linsco Private Ledger
Securities America
UBS Financial Services
Smith Barney
Morgan Stanley
Merrill Lynch
Wachovia
Bisys
MidAtlantic Capital Corp.
Nationwide Financial Services
Wilmington Trust Co
Mellon HR Solutions
Stanton Trust Company





Name of Fund SAI Date

Cash Accumulation Trust November 30, 2005

Dryden California Municipal Fund October 28, 2005

Dryden Global Total
Return Fund, Inc. April 7, 2005

Dryden Government
Income Fund, Inc. April 28, 2005

Dryden Government
Securities Trust March 7, 2005

Dryden High Yield Fund, Inc. March 25, 2005

Dryden Index Series Fund November 30, 2005

Dryden Municipal Bond Fund June 29, 2005

Dryden Municipal Series Fund October 28, 2005

Dryden National
Municipals Fund, Inc. April 8, 2005

Dryden Short-Term Bond Fund, Inc. April 12, 2005

Dryden Tax-Free Money Fund April 7, 2005

Dryden Total Return
Bond Fund, Inc. April 14, 2005

Jennison 20/20 Focus Fund March 29, 2005

Jennison Blend Fund, Inc. March 23, 2005

Jennison Natural Resources
Fund, Inc. July 29, 2005

Jennison Sector Funds, Inc. October 31, 2005

Jennison Small Company
Fund, Inc. November 30, 2005

Jennison U.S. Emerging
Growth Fund, Inc. February 24, 2005

MoneyMart Assets, Inc. February 25, 2005

Prudential Institutional
Liquidity Portfolio, Inc. May 27, 2005

Strategic Partners Asset
Allocation Funds September 30, 2005

Strategic Partners
Mutual Funds, Inc. August 5, 2005

Strategic Partners
Opportunity Funds June 28, 2005

Strategic Partners Real
Estate Fund May 27, 2005

Strategic Partners Style
Specific Funds September 29, 2005

The Prudential Investment
Portfolios, Inc. November 30, 2005

The Target Portfolio Trust February 25, 2005


LR002



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